UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by §14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material §240.14a-11(c) or §240.14a-12

Applied Materials, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No Fee Required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

The following was posted on the Applied Materials, Inc. internal website on February 21, 2006.

Electronic Proxy Available for Employee Stockholders

In preparation for Applied Materials’ Annual Meeting of Stockholders on March 22, 2006, the Company will make the proxy materials available electronically to all employees. Online availability makes these documents easily accessible and is more cost effective for the Company.

A brief overview of the electronic proxy process is described below.

Q: What materials will stockholders receive?

A: The proxy materials include the Annual Report, Form 10-K and Proxy Statement. As in previous years, a shorter version “10-K wrap” of the Annual Report will be bound together with the Form 10-K into a single document to save costs.

Q: What proposals are contained in the Proxy Statement?

A: Stockholders are being asked to elect nine directors and to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2006 fiscal year.

Q: What is the electronic proxy?

A: The electronic proxy refers to the electronic availability of the Company’s proxy materials to its employee stockholders.

Q: Why is the Company continuing to distribute proxy materials electronically?

A: Electronic distribution of the proxy materials reduces the cost of printing and mailing, and also reduces the number of proxy packages that are sent to employees who hold Company stock in 401(k) accounts, through the Employee Stock Purchase Plan, and/or in separate brokerage accounts.

Q: Who will receive a proxy card in the mail?

A: If you hold Company stock in a 401(k) account or in the Employee Stock Purchase Plan, you will receive an email and you will not receive a proxy card in the mail. If you hold Company stock in a separate brokerage account and have consented to receive the proxy materials electronically, you will receive an email and you will not receive a proxy card in the mail. If you hold Company stock in a separate brokerage account and have not consented to receive the proxy materials electronically, you will receive a proxy card and the proxy materials in the mail.

Q: How does an employee vote?

A: Employees may vote over the Internet or by telephone or by mail. If an employee holds Company stock in a separate brokerage account (as discussed above), a properly-executed proxy card may be submitted.

Q: Is it possible to obtain hard copies of the proxy materials?

A: Employees may request a hard copy of the proxy materials by contacting Greg Friedman in the Investor Relations department in Santa Clara via Lotus Notes.

Q: When will the proxy materials be available?

A: In mid-February, employees will receive e-mail notification on where to view the proxy materials and instructions on how to vote over the Internet or by telephone using a unique control number for security purposes.